PATRICK INDUSTRIES, INC.
AND EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO

6.375% SENIOR NOTES DUE 2032
INDENTURE
Dated as of October 22, 2024
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions.    1
Section 1.02    Other Definitions.    25
Section 1.03    Rules of Construction.    25
Section 1.04    LLC Divisions    26
Section 1.05    Limited Condition Acquisition    26
ARTICLE II

THE NOTES
Section 2.01    Form and Dating.    27
Section 2.02    Execution and Authentication.    27
Section 2.03    Registrar and Paying Agent.    28
Section 2.04    Paying Agent To Hold Money in Trust.    28
Section 2.05    Holder Lists.    28
Section 2.06    Transfer and Exchange.    29
Section 2.07    Replacement Notes.    37
Section 2.08    Outstanding Notes.    38
Section 2.09    Treasury Notes.    38
Section 2.10    Temporary Notes.    38
Section 2.11    Cancellation.    38
Section 2.12    Defaulted Interest.    39
Section 2.13    CUSIP, ISIN and Common Code Numbers.    39
ARTICLE III

REDEMPTION AND PREPAYMENT
Section 3.01    Notices to Trustee.    39
Section 3.02    Selection of Notes To Be Redeemed or Purchased.    39
Section 3.03    Notice of Redemption.    40
Section 3.04    Effect of Notice of Redemption.    40
Section 3.05    Deposit of Redemption or Purchase Price.    41
Section 3.06    Notes Redeemed or Purchased in Part.    41
Section 3.07    Optional Redemption.    41
Section 3.08    Mandatory Redemption.    42
Section 3.09    Offer to Purchase by Application of Excess Proceeds.    42
ARTICLE IV

COVENANTS
Section 4.01    Payment of Notes.    44
Section 4.02    Maintenance of Office or Agency.    44
Section 4.03    Reports.    44
Section 4.04    Compliance Certificate.    45
Section 4.05    Taxes.    46
-i-

Page
Section 4.06    Stay, Extension and Usury Laws.    46
Section 4.07    Restricted Payments.    46
Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.    49
Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.    51
Section 4.10    Asset Sales.    55
Section 4.11    Transactions with Affiliates.    57
Section 4.12    Liens.    59
Section 4.13    Business Activities.    59
Section 4.14    Corporate Existence.    59
Section 4.15    Offer to Repurchase Upon Change of Control.    60
Section 4.16    Limitation on Sale and Leaseback Transactions.    61
Section 4.17    Payments for Consent.    62
Section 4.18    Additional Note Guarantees.    62
Section 4.19    Designation of Restricted and Unrestricted Subsidiaries.    62
Section 4.20    Covenant Suspension.    63
ARTICLE V

SUCCESSORS
Section 5.01    Merger, Consolidation or Sale of Assets.    64
Section 5.02    Successor Corporation Substituted.    64
ARTICLE VI

DEFAULTS AND REMEDIES
Section 6.01    Events of Default.    65
Section 6.02    Acceleration.    67
Section 6.03    Other Remedies.    67
Section 6.04    Waiver of Past Defaults.    67
Section 6.05    Control by Majority.    68
Section 6.06    Limitation on Suits.    68
Section 6.07    Rights of Holders of Notes To Receive Payment.    68
Section 6.08    Collection Suit by Trustee.    68
Section 6.09    Trustee May File Proofs of Claim.    68
Section 6.10    Priorities.    69
Section 6.11    Undertaking for Costs.    69
ARTICLE VII

TRUSTEE
Section 7.01    Duties of Trustee.    69
Section 7.02    Rights of Trustee.    70
Section 7.03    Individual Rights of Trustee.    71
Section 7.04    Trustee’s Disclaimer.    71
Section 7.05    Notice of Defaults.    71
Section 7.06    Reports by Trustee to Holders of the Notes.    72
Section 7.07    Compensation and Indemnity.    72
Section 7.08    Replacement of Trustee.    73
Section 7.09    Successor Trustee by Merger, etc.    73
-ii-

Page
Section 7.10    Eligibility; Disqualification.    73
Section 7.11    Preferential Collection of Claims Against Company.    74
ARTICLE VIII

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01    Option To Effect Legal Defeasance or Covenant Defeasance.    74
Section 8.02    Legal Defeasance and Discharge.    74
Section 8.03    Covenant Defeasance.    74
Section 8.04    Conditions to Legal or Covenant Defeasance.    75
Section 8.05    Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.    76
Section 8.06    Repayment to Company.    76
Section 8.07    Reinstatement.    76
ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01    Without Consent of Holders of Notes.    77
Section 9.02    With Consent of Holders of Notes.    77
Section 9.03    Revocation and Effect of Consents.    79
Section 9.04    Notation on or Exchange of Notes.    79
Section 9.05    Trustee to Sign Amendments, etc.    79
ARTICLE X

NOTE GUARANTEES
Section 10.01    Guarantee.    79
Section 10.02    Limitation on Guarantor Liability.    80
Section 10.03    Execution and Delivery of Note Guarantee.    80
Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.    81
Section 10.05    Releases.    81
ARTICLE XI

SATISFACTION AND DISCHARGE
Section 11.01    Satisfaction and Discharge.    82
Section 11.02    Application of Trust Money.    83
ARTICLE XII

MISCELLANEOUS
Section 12.01    Notices.    83
Section 12.02    Communication by Holders of Notes with Other Holders of Notes.    85
Section 12.03    Certificate and Opinion as to Conditions Precedent.    85
Section 12.04    Statements Required in Certificate or Opinion.    85
Section 12.05    Rules by Trustee and Agents.    86
Section 12.06    No Personal Liability of Directors, Officers, Employees and Stockholders.    86
-iii-

Page
Section 12.07    Governing Law.    86
Section 12.08    No Adverse Interpretation of Other Agreements.    86
Section 12.09    Successors.    86
Section 12.10    Severability.    86
Section 12.11    Counterpart Originals.    86
Section 12.12    Table of Contents, Headings, etc.    86
Section 12.13    Waiver of Jury Trial.    87
Section 12.14    Force Majeure.    87
Section 12.15    Electronic Delivery.    87
Section 12.16    Submission to Jurisdiction.    87
Section 12.17    Foreign Account Tax Compliance Act (FATCA).    87
Section 12.18    U.S.A. Patriot Act.    88

-iv-

EXHIBITS
Exhibit A    FORM OF NOTE
Exhibit B    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    FORM OF SUPPLEMENTAL INDENTURE

1" = "1" "DM_US 179127130-2.002534.0024" "" DM_US 179127130-2.002534.0024

INDENTURE dated as of October 22, 2024 among Patrick Industries, Inc., an Indiana corporation (the “Company”), the Guarantors (as defined below) from time to time party hereto and U.S. Bank Trust Company, National Association, a national banking association, organized under the laws of the United States of America, as trustee (the “Trustee”).
The Company, the Guarantors from time to time party hereto and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.375% Senior Notes due 2032 (the “Notes”):
ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2027 Senior Notes” means the Company’s 7.500% Senior Notes due 2027 in aggregate outstanding amount as of the Issue Date of $300.0 million.
“2027 Notes Issue Date” means September 17, 2019.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Affiliate Agreements” means the agreements, arrangements and understandings described in the Offering Memorandum under the caption “Related Party Transactions,” in each case, as such agreements may be amended from time to time in accordance with the terms thereof.
“Agent” means any Registrar, co-registrar, Custodian, Paying Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
(1)    1.0% of the principal amount of such Note; and

(2)    the excess, if any, of (a) the present value (discounted semi-annually) at such redemption date of (i) the redemption price of such Note at November 1, 2027 (such redemption price being set forth in the table appearing in Section 3.07(d) hereof), plus (ii) all required interest payments due on such Note through November 1, 2027 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the then outstanding principal amount of such Note.
“Applicable Procedures” means, with respect to any matter at any time relating to a Global Note, the rules, policies and procedures of the Depositary, Euroclear and Clearstream that apply to such matter.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition (including, in each case, by operation of or as a result of an LLC Division) of any assets or rights, other than sales of inventory and equipment in the ordinary course of business; provided that the sale, lease, conveyance or other disposition (including, in each case, by operation of or as a result of an LLC Division) of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Section 4.15 hereof and/or the provisions described in Section 5.01 hereof and not by Section 4.10 hereof; or
(2)    the issuance of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) in any of the Company’s Restricted Subsidiaries or the sale by the Company or any of its Restricted Subsidiaries of Equity Interests in any of its Restricted Subsidiaries.
Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $15.0 million;
(2)    a sale, lease, conveyance or other disposition of assets between or among the Company and its Restricted Subsidiaries;
(3)    an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(4)    the sale or lease of (x) obsolete or damaged equipment or (y) other equipment, inventory, accounts receivable or other current assets in the ordinary course of business;
(5)    the sale or other disposition of cash or Cash Equivalents;
(6)    the sale or other disposition of the Capital Stock or property or assets of any Unrestricted Subsidiary;
(7)    a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;
(8)    any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value than the assets exchanged, as determined in good faith by the Company;
(9)    the licensing or sub-licensing of intellectual property in the ordinary course of business;
(10)    the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(11)    the sale or disposition of any assets or property received as a result of foreclosure by the Company or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default;
(12)    the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind, in each case, in the ordinary course of business;
(13)    any disposition governed by and effected in compliance with Section 5.01 hereof;
(14)    the unwinding of any Hedging Obligations in the ordinary course of business;
(15)    the creation of any Permitted Lien and any dispositions in connection with Permitted Liens;
(16)    dispositions of accounts receivables in connection with the compromise, settlement, write-off or collection thereof or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; and
(17)    the lapse or abandonment in the ordinary course of business of any registrations or application for registration of any patents, trademarks, copyrights, and other intellectual property rights not necessary in the conduct of the business of the Company and its Restricted Subsidiaries.
“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation.”
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day which is not a Legal Holiday.

“Calculation Date” has the meaning set forth in the definition of “Fixed Charge Coverage Ratio.”
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty; provided that any change in GAAP effective for periods ending after December 31, 2018 that would require operating leases to be treated similarly to capital leases shall not be given effect in the definition of Indebtedness or any related definitions or in the computation of any financial ratio or requirements of the Notes.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars;
(2)    securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;
(3)    certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $250.0 million;
(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    short-term commercial paper having a rating of P-2 (or higher) from Moody’s or A-2 (or higher) from S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and, in each case, maturing within 12 months after the date of acquisition;
(6)    marketable short-term money market and similar securities having a rating of at least P-2 from Moody’s or A-2 from S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and, in each case, maturing within 12 months after the date of acquisition;
(7)    readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having one of the two highest ratings obtainable from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P is rating such obligations, reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition;
(8)    (a) euro, or any national currency of any participating member of the EMU or (b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business; and
(9)    investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (8) of this definition.
Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (8) above, provided that such amounts are converted into any currency listed in clauses (1) and (8) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act, respectively);
(2)    the adoption of a plan relating to the liquidation or dissolution of the Company;
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or
(4)    the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).
“Clearstream” means Clearstream Banking, S.A.
“Company” means Patrick Industries, Inc., and any and all successors thereto.
“Consolidated EBITDA” means, with respect to any specified Person for any period, (a) the Consolidated Net Income of such Person for such period plus, (b) without duplication, to the extent deducted in computing Consolidated Net Income for such period:
(1)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries paid or accrued during such period;
(2)    the Fixed Charges of such Person and its Restricted Subsidiaries for such period;
(3)    depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including non-cash impairment charges but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period, but including, for the avoidance of doubt, non-cash compensation expenses incurred in connection with any issuance of Equity Interests to or repurchase of Equity Interests from a current or former officer, director or employee of the Company or any Subsidiary and non-cash restructuring charges or reserves) of such Person and its Restricted Subsidiaries for such period;
(4)    transaction fees, charges and other amounts related to the Transactions or any Permitted Investment; in each case to the extent paid within six months of the closing of the Transactions or such Permitted Investment, as applicable;
(5)    extraordinary, non-recurring or unusual losses;
(6)    the write-off of deferred financing fees and the payment of any prepayment or redemption premium in respect of existing Indebtedness,
(7)    restructuring charges;
(8)    the amount of annual “run rate” cost savings, operating expense reductions and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar transactions or initiatives that are reasonably identifiable and factually supportable and projected by the Company in good faith to result from actions that been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 24 months after a merger or other business combination, acquisition, divestiture, restructuring, cost savings initiative or other transaction or initiative is consummated, net of the amount of actual benefits realized during such period from such actions;
(9)    business optimization expenses and other restructuring charges, reserves or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of facility closures, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) start-up or initial costs for any project or new production line, division or new line of business or other business optimization expenses or reserves including, without limitation, costs or reserves associated with improvements to information technology and accounting functions, integration and facilities opening costs, or any one-time costs incurred in connection with acquisitions and Investments (including travel and out-of-pocket costs, professional fees for legal, accounting and other services, human resources costs (including relocation bonuses), restructuring costs (including recruiting costs and employee severance), management transaction costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintaining underutilized personnel) and costs related to the closure and/or consolidation of facilities and the portion of any earn-out, non-compete payments relating to such period or other contingent purchase price obligations and adjustments thereof and purchase price adjustments to the extent such payment is permitted to be paid pursuant to this Indenture and is deducted from net income under GAAP; provided that the aggregate amount of reductions in costs added back pursuant to clause (8) and costs added back pursuant to this clause (9) in any period of four consecutive fiscal quarters shall not exceed 20.0% of Consolidated EBITDA (after giving effect to such addbacks);
(10)     Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period; and
less, (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period:
(1)    interest income;
(2)    extraordinary, non-recurring or unusual gains;
(3)    non-cash gains or non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)    consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including the interest component of Capital Lease Obligations and net payments and receipts (if any) pursuant to interest rate Hedging Obligations under GAAP) and excluding (a) annual agency fees paid to the administrative agents and collateral agents under any Indebtedness under Credit Facilities or any other Indebtedness, (b) costs associated with obtaining Hedging Obligations, (c) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting in connection with any acquisition, (d) penalties and interest relating to taxes, (e) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees, expenses and discounted liabilities and any amounts of non-cash interest, (f) any expensing of bridge, commitment and other financing fees and any other fees related to any acquisitions after the Issue Date, (g) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty, (h) interest expense resulting from push-down accounting, (i) any lease, rental or other expense in connection with a non-Capital Lease Obligation, (j) any non-cash interest expense attributable to the movement in the market to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP and (k) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes; plus
(2)    consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus
(3)    commissions, discounts, yield, other fees and charges or other interest equivalent costs incurred in connection with any permitted factoring, receivables or securitization facilities, whether accounted for as interest expense or loss on sale of receivables, which are payable to Persons other than the Company and the Restricted Subsidiaries; minus
(4)    interest income for such period.
For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that, without duplication:
(1)    the Net Income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(2)    the Net Income (if positive) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination (x) permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or (y) would be subject to any taxes payable on such dividends or similar distributions;
(3)    the cumulative effect of a change in accounting principles shall be excluded;

(4)    any gain or loss from any Asset Sale or extinguishment or repayment of Indebtedness by such Person or one of its Restricted Subsidiaries during such period shall be excluded; and
(5)    notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.
“Consolidated Total Assets” means, as of the date of determination, all amounts that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP opposite the caption “total assets” (or any like caption) of the applicable Person at such date.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:
(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2) to advance or supply funds
(a) for the purchase or payment of any such primary obligation; or
(b) to maintain the working capital or equity capital of the primary obligor or otherwise to
(c) maintain the net worth or solvency of the primary obligor; or
(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business with respect to this Indenture shall be administered, which office at the date hereof is located at 190 S. LaSalle, Chicago, IL 60603, Attention: Global Corporate Trust, and for Agent services such office shall also mean the office or agency of the Trustee located at 190 S. LaSalle, Chicago, IL 60603, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
“Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of the Issue Date (as amended, amended and restated, supplemented or otherwise modified from time to time) among the Company, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, providing for a term loan facility and revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, restated, renewed, increased, supplemented, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time, including increases in principal amount and extensions of term loans of other financings.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, that is designated from time to time by the Company as a “Credit Facility” and as amended, modified, restated, renewed, increased, supplemented, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time. The Credit Agreement hereby is designated by the Company as a Credit Facility.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or conversion of or collection on such Designated Non-cash Consideration.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture shall be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state or commonwealth of the United States or under the laws of the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.
“Elected Amount” has the meaning set forth in the definition of “Secured Leverage Ratio.”
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means an offer and sale for cash of Capital Stock of the Company.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date hereof, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).
“Fitch” means Fitch, Inc. or any successor to its rating agency business.
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    in the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that for purposes of the calculation of the Fixed Charge Coverage Ratio, such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat an Elected Amount under any Indebtedness which is to be incurred (or any commitment in respect thereof) as being incurred as of the Calculation Date, in which case (i) any subsequent incurrence of such Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time and (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee;
(2)    in the event that the specified Person or any of its Restricted Subsidiaries makes any investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (as determined in accordance with GAAP), in each case, that the Company or any Restricted Subsidiary has determined to make and/or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such investments, acquisitions, dispositions, mergers, amalgamations, consolidations and discontinued operations (and the change of any associated fixed charge obligations and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such designation had occurred at the beginning of the applicable four-quarter period;
(3)    whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company; any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officer’s Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable event within 24 months of the date the applicable event is consummated and, in each case, calculated in accordance with and subject to the provisions of clause (8) of the definition of “Consolidated EBITDA.”
(4)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months);

(5)    interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period;
(6)    interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurodollar interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate; and
(7)    whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in accordance with Regulation S-X under the Securities Act.
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)     Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) of such Person for such period paid or payable in cash; plus
(2)    all cash dividends on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries.
“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Company that is not a Domestic Subsidiary.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.
“Global Note” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), or 2.06(d)(2) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise); provided that Guarantee shall not include the pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary.
“Guarantors” means each of:
(1)    the Company’s Domestic Subsidiaries existing on the date of this Indenture; and

(2)    any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)     other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Holder” means the Person in whose name a Note is registered.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of bankers’ acceptances;
(4)    representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services of any such Person, except: (i) operating leases, licenses, trade payables, and accrued liabilities, in each case arising in the ordinary course of business and repayable in accordance with customary trade practices, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person; provided that Indebtedness shall not include the pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary; provided, however, that, notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money, and other than Guarantees or other assumptions of Indebtedness; (2) deferred or prepaid revenues arising in the ordinary course of business; (3) any purchase price adjustment, earn-out, holdback or deferred payment of a similar nature incurred in connection with an acquisition or disposition (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition or disposition), until such obligation is reflected on the balance sheet (excluding the footnotes thereto) of such Person in accordance with GAAP and is determinable and not contingent; (4) accrued expenses and intercompany liabilities arising in the ordinary course of business, in each case that would be eliminated on the consolidated balance sheet of the Company and its consolidated Subsidiaries or (5) obligations in respect of cash management services.
The amount of any Indebtedness outstanding as of any date shall be:
(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and
(2)    the principal amount of the Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $500.0 million aggregate principal amount of Notes issued under this Indenture on the date hereof.
“Initial Purchasers” means each of Wells Fargo Securities, LLC, BofA Securities, Inc., Truist Securities, Inc., KeyBanc Capital Markets Inc., Fifth Third Securities, Inc., TD Securities (USA) LLC, U.S. Bancorp Investments, Inc., RBC Capital Markets, LLC, Roth Capital Partners, LLC, CJS Securities, Inc., Robert W. Baird & Co. Incorporated and BMO Capital Markets Corp.
“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
“Investment Grade Ratings” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P or Fitch, in each case with a stable or better outlook, or if either S&P, Fitch or Moody’s is not providing a rating on the Notes at any time, an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans or other extensions of credit (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment shall be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“Issue Date” means October 22, 2024, the date of the original issuance of the Notes under this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Limited Condition Acquisition” means any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock, Indebtedness or otherwise) the consummation of which is not conditioned on the availability of, or on obtaining, third party financing.
“LLC Division” means the division of a limited liability company into two or more limited liability companies, with the dividing company continuing or terminating its existence as a result, whether pursuant to the laws of any applicable jurisdiction or otherwise (including, without limitation, any “plan of division” under Section 18-217 of the Delaware Limited Liability Company Act or any similar statute or provision under applicable law or otherwise).
“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.
“Net Income” means, with respect to any specified Person, the net income or loss of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1)     any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
(2)     any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale and the sale or disposition of such non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales or brokerage commissions, and any relocation expenses incurred as a result of the Asset Sale, (2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (3) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.
“Non-Recourse Debt” means Indebtedness:
(1)    as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) (other than the stock of an Unrestricted Subsidiary pledged to secure Indebtedness of such Unrestricted Subsidiary), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)    no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3)    as to which the lenders have been notified in writing that they shall not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the stock of an Unrestricted Subsidiary pledged to secure Indebtedness of such Unrestricted Subsidiary).
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means that certain offering memorandum related to the offering of the Notes dated October 7, 2024, pursuant to which the Notes were first offered to eligible purchasers in a private placement.
“Officer” means, with respect to the Company or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors).
“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person that meets the requirements of Section 12.04 hereof and delivered to the Trustee.
“Opinion of Counsel” means an opinion from legal counsel reasonably acceptable to the Trustee that meets the requirements of Section 12.04 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Permitted Business” means the lines of business engaged in by the Company or any Restricted Subsidiary on the Issue Date and any business related, ancillary or complimentary thereto (including any reasonably related extensions or expansions thereof).
“Permitted Bond Hedges” shall mean any call options or capped call options referencing the Company’s Common Stock purchased by the Company from one or more financial institutions substantially concurrently with the issuance of Permitted Convertible Debt in order to hedge the Company’s obligations in respect of such Permitted Convertible Debt.
“Permitted Convertible Debt” means senior, unsecured Indebtedness of the Company permitted under this Indenture that is convertible into shares of Common Stock of the Company (or other securities or property following a merger event or other change of the Common Stock of the Company), cash or a combination thereof (such amount of cash determined by reference to the price of the Company’s Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock of the Company.
“Permitted Investments” means:
(1)     any Investment in the Company or in a Restricted Subsidiary of the Company;
(2)     any Investment in cash and Cash Equivalents;
(3)     any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a)    such Person becomes a Restricted Subsidiary of the Company; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4)     any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
(5)     any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(6)     any Investments received in compromise or resolution of:
(a)    obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
(b)    litigation, arbitration or other disputes with Persons who are not Affiliates;
(7)     Investments represented by Hedging Obligations;
(8)     loans and advances to employees, officers, directors or consultants (i) made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $15.0 million at any one time outstanding, (ii) in respect of payroll payments and expenses in the ordinary course of business and (iii) in connection with such person’s purchase of Equity Interests of the Company solely to the extent that the amount of such loans and advances shall be contributed to the Company in cash as common equity and without increasing the Cumulative Credit;
(9)     repurchases of the Notes (including the Note Guarantees);
(10)     any Investment in existence, or made pursuant to legally binding written commitments in existence, on the date of this Indenture or any Investment consisting of any extension, modification or renewal of any Investment existing on the date of this Indenture (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the date of this Indenture, of the original Investment so extended, modified or renewed);

(11)    guarantees of indebtedness of the Company or a Restricted Subsidiary permitted under Section 4.09 hereof and performance guarantees in the ordinary course of business;
(12)    any Investment made in connection with the purchase price adjustments, contingent purchase price payments or other earn-out obligations paid in connection with any Investment otherwise permitted under this Indenture;
(13)    Investments consisting of (i) purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contracts or licenses or leases of intellectual property, (ii) pledges or deposits with respect to leases or utilities provided to third parties, (iii) loans and advances to officers, directors and employees for business related travel expenses, moving expenses and other similar expenses or (iv) advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit, in any case, in the ordinary course of business and otherwise in accordance with this Indenture;
(14)    any Investment to the extent that the consideration therefor is Capital Stock (other than Disqualified Stock) of the Company and only to the extent that the Cumulative Credit is not increased thereby;
(15)    Investments in any joint venture or Unrestricted Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets;
(16)    Investments in any Permitted Business having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed the greater of (x) $375.0 million and (y) 12.5% of Consolidated Total Assets;
(17)    any Investment by the Company consisting of a Permitted Bond Hedge;
(18)    to the extent constituting an Investment, escrow deposits to secure indemnification obligations in connection with (i) a disposition that is not an Asset Sale or (ii) the Acquisition or an acquisition of any business, assets or a Subsidiary not prohibited by this Indenture;
(19)    to the extent constituting an Investment, payments to fund any retirement, benefit or pension fund obligations or contributions or similar claims, obligations or contributions;
(20)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (20) that are at the time outstanding, not to exceed the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets; and
(21)    any Investment (in addition to Investments under the above clauses (1) through (20)), so long as, after giving pro forma effect to such Investment, the Total Leverage Ratio shall be no greater than 3.25 to 1.00.
For the purposes of determining compliance with this definition, in the event that an Investment meets the criteria of more than one of the categories of Permitted Investments described in this definition, the Company will be permitted to classify such Investment, or to later reclassify such Investment, in any manner that complies with this definition and such Investment shall be treated as being incurred as so classified or reclassified, as the case may be.

“Permitted Liens” means:
(1)    Liens on assets of the Company or any Restricted Subsidiary securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of “Permitted Debt”;
(2)    Liens in favor of the Company or the Guarantors;
(3)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of merger or consolidation on property of the type that would have been subject to such Lien notwithstanding the occurrence of such merger or consolidation);
(4)    Liens on property (including Capital Stock) existing at the time of acquisition of the property, or the acquisition of the Person owning such property, by the Company or any Subsidiary of the Company (including, without limitation, Liens securing Acquired Debt); provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any assets other than those subject to such acquisition (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition);
(5)    Liens (including deposits of cash or U.S. government bonds) to secure the performance of statutory obligations, surety or appeal bonds, performance and return of money bonds, deposits as security for contested taxes or import duties or for the payment of rent, or other obligations of a like nature incurred in the ordinary course of business;
(6)    purchase money security interests (as defined in Article 9 of the New York Uniform Commercial Code) and other Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of Section 4.09(b) hereof covering only the property, plant or equipment (including, without limitation, rental equipment purchased as inventory held for sale or lease) purchased in accordance with such clause (3) and the proceeds thereof (or in the case of Capital Lease Obligations, acquired with or financed by such Indebtedness);
(7)     Liens in existence, or made pursuant to legally binding written commitments in existence, on the Issue Date (other than Liens permitted under clause (1) above);
(8)     Liens for taxes, assessments or governmental charges or claims that are not yet delinquent by more than 30 days or that are being contested in good faith by appropriate proceedings; provided that adequate reserves required pursuant to GAAP have been made in respect thereof;
(9)     Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s or construction Liens and other like Liens, and customary Liens retained by or granted to carriers, landlords and mechanics under the terms of agreements pursuant to which services are rendered or property is leased by such Persons to the Company or any of its Restricted Subsidiaries, in each case, incurred in the ordinary course of business;
(10)     leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;
(11)     minor survey exceptions, minor encumbrances, special assessments, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, servicing agreements, development rights, site plan agreements and other similar encumbrances incurred in the ordinary course of business or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(12)     Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
(13)     Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
(a)    the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose (including any after acquired property to the extent it could have been subject to the original Lien), could secure the original Lien (plus improvements and accessions to, such property, proceeds and products or distributions thereof, and customary security deposits and any other assets pursuant to the after-acquired property clauses to the extent such assets secured (or would have secured) the Indebtedness being refinanced, refunded, extended, renewed or replaced); and
(b)    the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness, (y) unpaid accrued interest and premiums (including tender premiums), and (z) an amount necessary to pay any underwriting discounts, defeasance costs, commissions, fees and expenses, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(14)     Liens securing reimbursement obligations with respect to commercial letters of credit, bank guarantees or bankers’ acceptances which encumber documents and other property (including inventory and other goods) relating to such letters of credit bank guarantees or bankers’ acceptances and products and proceeds thereof;
(15)     Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;
(16)     Liens arising from precautionary filing of Uniform Commercial Code financing statements in connection with operating leases, purchase or consignment of goods or other obligations not constituting Indebtedness;
(17)     Liens (i) in favor of a banking institution arising as a matter of law encumbering deposits (including, without limitation, rights of set-off and credit balances) with respect to deposit accounts (as defined under the Uniform Commercial Code) or other funds maintained with a depository or financial institution, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
(18)     judgment and attachment Liens that does not otherwise give rise to an Event of Default under this Indenture and notices of lis pendens and associated rights, so long as any appropriate legal proceedings which may have been duly initiated for the appeal or review of such judgment shall not have been terminated or the period within which such proceedings may be initiated shall not have expired;

(19)    Liens securing Indebtedness of Non-Guarantor Subsidiaries incurred pursuant to clause (13) of Section 4.09(b) hereof; provided that such Liens extend only to the assets of Non-Guarantor Subsidiaries;
(20)    Liens on Equity Interests deemed to exist in connection with any options, put and call agreements, rights of first refusal and similar rights relating to Investments in Persons that are not Subsidiaries under this Indenture (including any joint venture or similar arrangement);
(21)    Liens on property or assets securing Indebtedness used to defease or to satisfy and discharge the Notes in their entirety; provided that the incurrence of such Indebtedness and such defeasance and satisfaction and discharge were not prohibited by this Indenture;
(22)    pledges and deposits and other Liens made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;
(23)    pledges or deposits and other Liens granted by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or leases to which the Company or any Subsidiary of the Company is a party, or deposits to secure public or statutory obligations of such Person;
(24)    Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company;
(25)    Liens on and pledges of the assets or Capital Stock of any Unrestricted Subsidiary securing any Indebtedness or other obligations of such Unrestricted Subsidiary;
(26)    Liens relating to cash management services or pooled deposit or sweep accounts to permit satisfaction of overdraft, cash pooling or similar obligations incurred in the ordinary course of business;
(27)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(28)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(29)    Liens not released, terminated or satisfied of record to the extent the underlying obligation purporting to be secured thereby has been paid or satisfied in full and any obligation to extend credit with respect thereto extinguished;
(30)    Liens on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Company or any Restricted Subsidiary in connection with any letter of intent or purchase agreement for an acquisition or any other transaction permitted under this Indenture;
(31)    ground leases in respect of real property on which facilities owned or leased by any of the Restricted Subsidiaries are located;
(32)    Liens securing Hedging Obligations incurred in accordance with this Indenture;
(33)     Liens securing Indebtedness or other obligations of the Company or a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred under Section 4.09 hereof;

(34)    leases or subleases, and licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business, and Liens on real property which is not owned but is leased or subleased by the Company or any Restricted Subsidiary;
(35)    any amounts held by a trustee in the funds and accounts under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions;
(36)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Restricted Subsidiary in the ordinary course of business;
(37)    Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof; and
(38)    Liens incurred by the Company or any Restricted Subsidiary; provided that at the time any such Lien is incurred, the obligations secured by such Lien, when added to all other obligations secured by Liens incurred pursuant to this clause (38), shall not exceed the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged;
(3)    if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)    such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged.
“Permitted Warrant” shall mean any call options in respect of the Company’s Common Stock that are sold by the Company to one or more financial institutions substantially concurrently with any purchase by the Company of one or more related Permitted Bond Hedges.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Rating Agencies” means (i) each of Moody’s, S&P and Fitch, and (ii) if Moody’s, S&P or Fitch ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend, Private Placement Legend and Regulation S Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Regulation S Legend” means the legend set forth in Section 2.06(f)(3) hereof, which is required to be placed on all Regulation S Global Notes issued under this Indenture.
“Replacement Assets” means, on any date, property or assets (other than current assets that are not purchased accounts receivable) of a nature or type or that are used in a Permitted Business (or an Investment in a Permitted Business), which shall include the controlling or majority equity interest in any Person engaged in a Permitted Business.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture and any other officers of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any direct or indirect Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global, Inc. or any successor to its rating agency business.
“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means Total Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.
“Secured Leverage Ratio” means, as of the date of determination, the ratio of (a) the Secured Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination (minus the aggregate amount of unrestricted cash and Cash Equivalents included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available and determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such date of determination) to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of determining the “Secured Leverage Ratio,” (x) “Consolidated EBITDA” shall include such pro forma adjustments to Consolidated EBITDA as would be required under the second paragraph in the definition of “Fixed Charge Coverage Ratio” and (y) in connection with securing any Indebtedness pursuant to clause (1) of the definition of “Permitted Liens”, such Person may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness secured by a Lien as being incurred as of the applicable calculation date, in which case (i) any subsequent incurrence of such Indebtedness secured by Liens under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness at such subsequent time and (ii) such Person may revoke an election of an Elected Amount pursuant to an Officer’s Certificate delivered to the Trustee.
“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)     any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)     any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa—77bbbb).
“Total Indebtedness” means an amount equal to the sum (without duplication) of the aggregate principal amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination of the type set forth in clauses (1), (2) (in the case of letters of credit, limited to the amounts thereunder that have been drawn and not reimbursed), (3) and (4) of the definition of “Indebtedness”.

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Total Indebtedness (minus the aggregate amount of unrestricted cash and Cash Equivalents, included in the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal period for which internal financial statements are available and determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such date of determination) to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available. For purposes of determining the “Total Leverage Ratio,” “Consolidated EBITDA” shall include such pro forma adjustments to Consolidated EBITDA as would be required under the second paragraph in the definition of “Fixed Charge Coverage Ratio.”
“Transactions” means, collectively, the: (i) closing of the Credit Agreement (including the initial borrowings thereunder and the use of the proceeds thereof), (ii) execution and delivery of this Indenture and related documentation, the issuance of the Initial Notes and the use of the net proceeds thereof, (iii) the repayment of a portion of Indebtedness outstanding under the Fourth Amended and Restated Credit Agreement, dated as of April 20, 2021, by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, (iv) the redemption of all of the Company’s 2027 Senior Notes and (v) payment of fees and expenses in connection with the foregoing.
“Treasury Rate” means, as of any date of determination, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two Business Days prior to the redemption date) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 as of the applicable day during such week (or, if such Statistical Release is no longer published or the relevant information does not appear thereon, any publicly available source for similar market data)) most nearly equal to the period from the redemption date to November 1, 2027; provided, however, that if the period from the redemption date to November 1, 2027, is not equal to the constant maturity of a United States Treasury security for which such yield is given, the Treasury Rate will be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2027, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used. In each case, the Company or its agent shall obtain the Treasury Rate.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means any Subsidiary of the Company (and any Subsidiary of such Subsidiary) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1)    has no Indebtedness other than Non-Recourse Debt;
(2)    except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)    is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4)    has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries (other than through the pledge of Equity Interests in such Unrestricted Subsidiary).
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that shall elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
Section 1.2Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.10
“Affiliate Transaction”	4.11
“Applicable Law”	12.17
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.20
“Cumulative Credit”	4.07
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01

“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.20
“Surviving Entity”	5.01
“Suspended Covenants”	4.20
“Suspension Period”	4.20

Section 1.3Rules of Construction.
Unless the context otherwise requires:
(A)    a term has the meaning assigned to it;
(B)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(C)    “or” is not exclusive;
(D)    “including” means “including without limitation”;
(E)    words in the singular include the plural, and in the plural include the singular;
(F)    “will” shall be interpreted to express a command;
(G)    provisions apply to successive events and transactions;
(H)    references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;
(I)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;
(J)    unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and
(K)    all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated.
Section 1.4LLC Divisions
    For all purposes under this Indenture, any reference to a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets of or to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, distribution, assignment, sale, transfer, disposition or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.5Limited Condition Acquisition
    When calculating the availability under any basket or ratio under this Indenture, in each case in connection with a Limited Condition Acquisition, the date of determination of such basket or ratio and of any Default or Event of Default shall, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds therefrom) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such Limited Condition Acquisition (and not for purposes of any subsequent availability of any basket or ratio), and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in the Consolidated EBITDA or Consolidated Total Assets of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted under this Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, further, that if the Company elects to have such determinations occur at the time of entry into such definitive agreement, then any such transactions (including any incurrence of Indebtedness and the use of proceeds therefrom) shall be deemed to have occurred on the date the definitive agreements are entered into and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement and before the consummation of such Limited Condition Acquisition, unless such definitive agreement(s) is terminated or such Limited Condition Acquisition or incurrence of Indebtedness or such other transaction to which pro forma effect is being given is abandoned or with respect to which the Company has delivered an Officer’s Certificate to the Trustee stating that such transaction will not occur.
ARTICLE 2

THE NOTES
Section 2.1Form and Dating.
(a)General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 thereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.
Section 2.2Execution and Authentication.
At least one Officer must sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual or electronic signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The aggregate principal amount of Notes which may be authenticated under this Indenture is unlimited. The Company may, subject to Article 4 of this Indenture and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Furthermore, no Additional Notes may be issued with the same “CUSIP” number as the Notes issued on the date hereof, if such Additional Notes are not fungible with such previously issued Notes for U.S. federal income tax purposes. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a written order of the Company signed by at least one Officer of the Company (an “Authentication Order”) and an Opinion of Counsel, authenticate Notes for (i) original issue in an aggregate principal amount specified in such Authentication Order and (ii) Additional Notes in such amounts as may be specified from time to time without limit, so long as such issuance is permitted under Article 4 of this Indenture and applicable law. The Authentication Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company or an Affiliate of the Company.
Section 2.3Registrar and Paying Agent.
The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange.
The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Company initially appoints the Trustee, and the Trustee hereby agrees, to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes. The Company has entered into a letter of representations with DTC in the form provided by DTC and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures. Neither the Trustee nor any Agent shall have responsibility for any actions taken or not taken by DTC or any Depositary.

The Company shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company shall make the calculations in good faith and provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification or investigation, except during the continuance of an Event of Default.
Section 2.4Paying Agent To Hold Money in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or premium, if any, or interest on the Notes, and shall promptly notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.5Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.6Transfer and Exchange.
(a)Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchangeable for Definitive Notes if:
(1)the Company delivers to the Trustee notice from the Depositary that it (x) is unwilling or unable to continue as Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
(2)the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(3)there has occurred and is continuing an Event of Default with respect to the Notes.
Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee, and upon the occurrence of the preceding events in (3) above, Definitive Notes shall be issued in exchange for beneficial interests in a Global Note upon request therefor by the Depositary acting upon instruction of the holder of such beneficial interest in such Global Note. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.
In connection with any proposed exchange of a Definitive Note for a Global Note, the Company shall be required to use commercially reasonable efforts to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost-basis reporting obligations under Section 6045 of the Internal Revenue Code. The Trustee shall be entitled to rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(b)Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii)instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B)both:
(i)a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be -transferred or exchanged; and
(ii)instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
(3)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
If any such transfer is effected at a time when an IAI Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more IAI Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph.
(4)Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this paragraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to paragraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to paragraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B)if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (B) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(F)if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(B)if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this paragraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.
(d)Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(B)if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C)if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D)if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E)if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(G)if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
If any transfer to an IAI Global Note is effected at a time when an IAI Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more IAI Global Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Note transferred pursuant to this subparagraph.
(2)Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(B)if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this paragraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A)if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B)if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C)if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(B)if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this paragraph (2), if the Registrar so requests, an Opinion of Counsel to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)Private Placement Legend.
(A)Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.
THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER SUCH INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND SHALL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”
(B)Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(2)Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS

GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3)Regulation S Legend. Each Regulation S Global Note shall bear a legend in substantially the following form:
“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”
(g)Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(h)General Provisions Relating to Transfers and Exchanges.
(1)To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
(2)No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)Neither the Registrar nor the Company shall be required:
(A)to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before mailing of a notice of Redemption of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing;
(B)to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C)to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
(7)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8)All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or PDF.
(9)Neither the Trustee nor the Registrar shall have any duty to monitor the Company’s compliance with or have any responsibility with respect to the Company’s compliance with any U.S. Federal or state securities laws in connection with registrations of transfers and exchanges of the Notes. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Notes (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation, as is expressly required by, and to do so if and when expressly required by, the terms of this Indenture and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.7Replacement Notes.
If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and the Trustee may charge for its expenses in replacing a Note.
Every replacement Note issued in accordance with this Section 2.07 is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.
If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser for value.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.9Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.
Section 2.10Temporary Notes.
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in its customary manner. Evidence of the disposition of all canceled Notes shall be delivered to the Company upon its written request therefor. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall send to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13CUSIP, ISIN and Common Code Numbers.
The Company in issuing the Notes may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers, ISINs and “Common Code” numbers applicable to the Notes.
ARTICLE 3

REDEMPTION AND PREPAYMENT
Section 3.1Notices to Trustee.
If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
(1)the clause of this Indenture pursuant to which the redemption shall occur;
(2)the redemption date;
(3)the principal amount of Notes to be redeemed; and
(4)the redemption price.
Section 3.2Selection of Notes To Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, Notes for redemption or purchase shall be selected on a pro rata pass-through distribution of principal basis or by such method as the Trustee deems fair and appropriate (or, in the case of Global Notes, beneficial interests in such Notes may be selected for redemption by the applicable clearing system in accordance with customary procedures), in whole multiples of $1,000.
In the event of partial redemption or purchase of certificated Notes, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 10 days nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
The Trustee shall promptly notify the Company in writing of the certificated Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not in the amount of $2,000 or a whole multiple of $1,000 thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.3Notice of Redemption.
Subject to the provisions of Section 3.07 and Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Company shall send a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles VIII or XI hereof.
The notice shall identify the Notes to be redeemed and shall state:
(1)the redemption date;
(2)the redemption price;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued in the name of the Holder of Notes upon cancellation of the original Note;
(4)the name and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6)that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
(7)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(8)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter notice period shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.4Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.
Notices of any redemption of, or any offer to purchase, the Notes may be subject to the satisfaction of one or more conditions precedent established by the Company, in its sole discretion. If applicable, such notice shall state that, at the discretion of the Company, the redemption or purchase date may be delayed until such time as any or all such conditions shall be satisfied (or waived) or such notice or offer may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied or waived. In addition, the Company may provide in any such notice that payment of the redemption or purchase price and the performance of its obligations with respect to such redemption or offer to purchase may be performed by another Person.

Section 3.5Deposit of Redemption or Purchase Price.
By no later than 10:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price, as applicable, of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.6Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Company shall issue (or transfer by book-entry) and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
Section 3.7Optional Redemption.
(a)At any time prior to November 1, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes issued under this Indenture upon not less than 10 nor more than 60 days’ prior notice to the Holders at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company; provided that:
(1)at least 60% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption of Notes; and
(2)the redemption occurs within 120 days of the date of the closing of such Equity Offering.
(b)At any time prior to November 1, 2027, the Company may redeem all or a part of the Notes upon notice as described in Section 3.03 at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium for such Notes as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.
(c)Except pursuant to paragraphs (a), (b) and (e) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to November 1, 2027.
(d)On or after November 1, 2027, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice to the Holders of Notes, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2027	103.188%
2028	101.594%
2029 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on and after the applicable redemption date.
(e)If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or other tender offer and the Company, or any third party making a Change of Control Offer or other tender offer as described below, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice to the Holders, given not more than 15 days following such purchase pursuant to the Change of Control Offer or other tender offer described below, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable purchase price plus, to the extent not included in the purchase price, accrued but unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(f)Any redemption described above or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of DTC, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
Section 3.8Mandatory Redemption.
The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.9Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it shall follow the procedures specified below.
The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer, the Company shall deliver a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, shall state:
(1)that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;
(2)the Offer Amount, the purchase price and the Purchase Date;
(3)that any Note not tendered or accepted for payment shall continue to accrue interest;
(4)that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Purchase Date;
(5)that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in whole multiples of $1,000 only;
(6)that Holders electing to have Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
(7)that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter or transfer by book-entry setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8)that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or whole multiples of $1,000 thereof, shall be purchased); and
(9)that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof properly tendered and not withdrawn pursuant to the Asset Sale Offer, or if less than the Offer Amount has been properly tendered and not withdrawn, all Notes properly tendered and not withdrawn, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five Business Days after the Purchase Date) deliver to each Holder of the Notes properly tendered and not withdrawn an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order from the Company, shall authenticate and deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.
Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4

COVENANTS
Section 4.1Payment of Notes.
The Company shall pay or cause to be paid the principal of, premium, if any, and interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal and premium, if any, and interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.
The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.2Maintenance of Office or Agency.
The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.3Reports.
(a)Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:
(1)all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and
(2)all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.
All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports based on the Company’s status as an “accelerated filer” or “large accelerated filer” (each as defined in Rule 12b-2 under the Exchange Act) or as a “non-accelerated filer” (as used in Rule 12b-2 under the Exchange Act), as the case may be, under the SEC’s rules and regulations. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and shall post the reports on its website as soon as practicable thereafter.
If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 4.03(a) with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company shall post the reports referred to in this Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC. The Trustee shall have no responsibility to determine if the Company has filed reports with the SEC or posted any information on its website.
(b)If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the Company shall deliver (promptly after the applicable SEC filing referred to above) to the Trustee for delivery to the Holders of the Notes quarterly and annual financial information required by Section 4.03(a) as revised to include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
(c)In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraphs (a) and (b) of this Section 4.03, the Company and the Guarantors shall furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Trustee shall have no responsibility to determine whether any reports have been filed with the SEC or posted on the Company’s website.
(d)Delivery of the reports, information and documents in accordance with this Section 4.03 shall satisfy the Company’s obligation to make such delivery, but, in the case of the Trustee, such delivery shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(e)Notwithstanding the foregoing, in the event that any direct or indirect parent of the Company is or becomes a Guarantor of the Notes, the Company may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent and any of its Subsidiaries other than the Company and its Restricted Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors and the other Restricted Subsidiaries of the Company on a standalone basis, on the other hand.
Section 4.4Compliance Certificate.
(a)The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
(b)So long as any of the Notes are outstanding, the Company shall deliver to a Responsible Officer of the Trustee, as promptly as practicable upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Section 4.5Taxes.
The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.6Stay, Extension and Usury Laws.
The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.7Restricted Payments.
(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(1)declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’

Equity Interests in their capacity as such except dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of the Company;
(2)purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary;
(3)make any payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except for a payment of interest or a purchase, repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment or repurchase, redemption, defeasance, satisfaction and discharge or other acquisition or retirement; or
(4)make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) (including, in each case, by operation of or as a result of an LLC Division) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1)no Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(5)the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and
(6)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the 2027 Notes Issue Date (excluding Restricted Payments permitted by clauses (2) through (14) of paragraph (b) of this Section 4.07), is less than the sum, without duplication (the “Cumulative Credit”), of:
(A)50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2019, to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B)100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Company since the 2027 Notes Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests other than Disqualified Stock (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
(C)to the extent that any Restricted Investment made by the Company or any of its Restricted Subsidiaries in any Person after the 2027 Notes Issue Date is subsequently sold or otherwise liquidated or repaid (including, without limitation, by repurchase, repayment or redemption of such Restricted Investment by such Person), the aggregate amount of cash and the Fair Market Value of any property or assets received by the Company or a Restricted Subsidiary with respect to all such sales, liquidations or repayments (less the cost of disposition, if any); plus
(D)(i) if any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary, or merged or consolidated into the Company or a Restricted Subsidiary after the 2027 Notes Issue Date, the Fair Market Value of the Company’s Investment in such Unrestricted Subsidiary as of the date of such redesignation or (ii) if any Unrestricted Subsidiary of the Company pays any cash dividends or cash distributions to the Company or any of its Restricted Subsidiaries, 100% of any such cash dividends or cash distributions made after the 2027 Notes Issue Date.
(b)The provisions of Section 4.07(a) hereof shall not prohibit:
(1)the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or the giving of a redemption notice, as the case may be, if at the date of declaration or the giving of a redemption notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;
(2)so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or within 60 days out of the net cash proceeds of the sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or within 60 days from the contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(B) of Section 4.07(a) hereof;
(3)the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated or junior in right of payment to the Notes or to any Note Guarantee, including premium, if any, and accrued interest, within 60 days with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
(4)the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) or the making of any loan or advance by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(5)so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any of its Subsidiaries (or, in each case, their permitted transferees, heirs or estates) pursuant to any equity subscription agreement, equity incentive plan, stock option agreement, shareholders’ agreement, employee benefit plan or arrangement or other similar agreement, plan or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed (a) $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to clause (b)) of $20.0 million in any calendar year), plus (b) the aggregate cash proceeds received by the Company and its Restricted Subsidiaries from any issuance or reissuance of Equity Interests to directors, officers, employees and consultants and the proceeds of any “key man” life insurance policies; provided, further, that the cancellation of Indebtedness owing to the Company or its Restricted Subsidiaries from members of management in connection with such repurchase of Equity Interests shall not be deemed to be a Restricted Payment;
(6)the repurchase, acquisition or retirement of Equity Interests deemed to occur upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights, or the withholding of a portion of the Equity Interests granted or awarded to pay for the taxes payable upon such grant or award;
(7)cash payments in lieu of issuance of fractional shares in connection with the exercise of stock options, warrants or similar rights;
(8)the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any class or series of preferred stock of any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage Ratio test described in Section 4.09 hereof;
(9)purchases of fractional Equity Interests of the Company, (x) for aggregate consideration not to exceed $2.5 million since the 2027 Notes Issue Date or (y) arising out of a consolidation, merger or sale of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, that is permitted pursuant to Section 5.01 hereof;
(10)any payments made in connection with the transactions that are described in the Offering Memorandum, regardless of whether such payments are made on the date of this Indenture or thereafter;
(11)payments or distributions in an amount determined by judgment or settlement approved by a court of competent jurisdiction, solely in the nature of satisfaction of dissenting stockholder rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Section 5.01 hereof;
(12)upon the occurrence of a Change of Control and within 60 days after completion of the offer to purchase pursuant to the repurchase of Notes upon a Change of Control covenant in accordance with the terms of this Indenture (including the purchase of all Notes tendered), any purchase or redemption of Indebtedness of the Company or any Guarantor, that is contractually subordinated or junior in right of payment to the Notes or to any Note Guarantee, or Disqualified Stock of the Company that is required to be repurchased or redeemed pursuant to the terms thereof as a result of a Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest thereon);
(13)(i) the payment of dividends and (ii) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company under any share repurchase plan; provided that the aggregate amount of dividends together with the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed the greater of (x) $75.0 million and (y) 2.5% of Consolidated Total Assets in any calendar year (with unused amounts in any calendar year being carried over to the next succeeding calendar year subject to a maximum of the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets in any calendar year);
(14)(i) payments of cash in respect of the purchase of a Permitted Bond Hedge, (ii) payments of cash in respect of the termination or settlement of any Permitted Warrant, and (iii) delivery of Equity Interests (other than disqualified capital stock) in respect of the termination or settlement of a Permitted Warrant;
(15)so long as no Default has occurred and is continuing or would be caused thereby, the payment, redemption, repurchase, defeasance, or other acquisition or retirement of Permitted Convertible Debt;
(16)the declaration and payment of dividends on the Company’s Common Stock in an amount not to exceed $75.0 million in the aggregate for any twelve-month period;

(17)so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets since the 2027 Notes Issue Date; and
(18)so long as no Default has occurred and is continuing or would be caused thereby, any Restricted Payments (in addition to Restricted Payments under the above clauses (1) through (17)), so long as, after giving pro forma effect to the payment of any such Restricted Payment, the Total Leverage Ratio shall be no greater than 3.25 to 1.00.
The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee.
Section 4.8Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;
(2)make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3)transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b)The restrictions in Section 4.08(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:
(1)agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;
(2)this Indenture, the Notes and the Note Guarantees;
(3)applicable law, rule, regulation or order (or other governmental approval, license or permit);
(4)any agreement or other instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)customary provisions contained in leases, licenses and other similar agreements entered into in the ordinary course of business;
(6)purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that restrict the transfer of the property purchased or leased;
(7)customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consideration of such sale, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary;
(8)Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(9)Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;
(10)provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents and other similar agreements entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the property or assets that are the subject of such agreements;
(11)contracts with customers or leases with lessors entered into in the ordinary course of business that impose customary restrictions on cash, Cash Equivalents, marketable securities, or other deposits or net worth;
(12)agreements governing Indebtedness of Non-Guarantor Subsidiaries incurred pursuant to clause (13) of Section 4.09(b) hereof; provided that the Company determines in good faith that such encumbrances and restrictions (x) shall not cause the Company to not have the funds necessary to pay the principal of or interest on the Notes and (y) are not materially more restrictive, taken as a whole, than is customary in comparable financings;
(13)agreements governing Hedging Obligations incurred in the ordinary course of business and permitted to be incurred under the provisions of Section 4.09 hereof; provided that the Company determines in good faith that such encumbrances and restrictions (x) shall not cause the Company to not have the funds necessary to pay the principal of or interest on the Notes and (y) such restrictions are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions applicable to such Restricted Subsidiary than those contained in the agreements covered by clauses (1) or (2) of this paragraph;
(14)any instrument governing any Indebtedness or Capital Stock of any Unrestricted Subsidiary as in effect on the date, if any, that such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary; provided that such encumbrance or restriction is not applicable to any Person, or to the property or assets of any Person, other than such redesignated Restricted Subsidiary and its Subsidiaries (immediately prior to such redesignation) and their respective properties and assets;
(15)restrictions in effect on the Issue Date that are contained in charter documents or shareholder agreements relating to any Restricted Subsidiary of the Company;
(16)customary provisions which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(17)restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or (y) materially affect the Company’s ability to make future principal or interest payments on the Notes, in each case, as determined in good faith by the Company; and
(18)agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof; provided that the Company determines in good faith that such encumbrances and restrictions (x) shall not cause the Company to not have the funds necessary to pay the principal of or interest on the Notes and (y) such restrictions are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions applicable to such Restricted Subsidiary than those contained in the agreements covered by clauses (1) or (2) of this paragraph.
Section 4.9Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period; provided that the aggregate principal amount of Indebtedness (including Acquired Debt) incurred or preferred stock that may be issued, as applicable, pursuant to the foregoing, together with any amounts incurred under clause (13) of the following paragraph, by Non-Guarantor Subsidiaries shall not exceed the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets.
(b)The provisions of Section 4.09(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(1)the incurrence by the Company and any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $1,475.0 million less the aggregate amount of all (i) Secured Indebtedness incurred in reliance on clause (1) of Section 4.12 and (ii) Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of this Indenture to repay permanently any term Indebtedness under a Credit Facility or to repay permanently any revolving credit Indebtedness under a Credit Facility and effect a corresponding permanent commitment reduction thereunder pursuant to Section 4.10 hereof and (y) the maximum principal amount of Indebtedness that could be incurred such that after giving effect to such incurrence, the Secured Leverage Ratio of the Company would be no greater than 3.25 to 1.00 (calculated assuming all Indebtedness incurred under this clause (1) is secured and without netting the cash proceeds of any such Indebtedness);
(2)the incurrence by the Company and any of its Restricted Subsidiaries of the Existing Indebtedness;
(3)the incurrence by the Company and any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, industrial revenue bonds, economic development loans and purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries; provided that the aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3), shall not exceed the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets;
(4)the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (5), (14) or (17) of this Section 4.09(b);
(5)the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(A)if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
(B)(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);
(6)the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(A)any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(B)any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (6);
(7)the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and entered into for bona fide hedging purposes (and not for speculative purposes) as determined in good faith by the Board of Directors or senior management of the Company;
(8)the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(9)Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business,

including without limitation letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance; provided, however, that either upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence or self-insurance;
(10)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, health and other types of social security benefits, unemployment and other self-insurance obligations, property, casualty or liability insurance or other similar bonds, the financing of insurance premiums in the ordinary course of business, bankers’ acceptances, performance, surety, judgment, appeal, bid and performance bonds, cash management obligations and netting, overdraft protection and other similar facilities or arrangements and completion guarantees in the ordinary course of business;
(11)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(12)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred in connection with the acquisition or disposition of any Restricted Subsidiary, business, property or asset (including, in each case, by operation of or as a result of an LLC Division);
(13)the incurrence by Non-Guarantor Subsidiaries of the Company of Indebtedness in an aggregate principal amount, which when aggregated with the principal amount of Indebtedness then outstanding and incurred pursuant to this clause (13), the aggregate principal amount of Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (13) and the aggregate principal amount of Indebtedness (including Acquired Debt) incurred or preferred stock that may be issued, as applicable, by Non-Guarantor Subsidiaries pursuant to the first paragraph of this Section 4.09, does not exceed the greater of (x) $150.0 million and (y) 5.0% of Consolidated Total Assets;
(14)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness to the extent the net proceeds thereof are promptly deposited in trust to defease the Notes or to satisfy and discharge this Indenture, in each case in accordance with the terms of this Indenture;
(15)Indebtedness of the Company or any Guarantor incurred to finance an acquisition, merger, consolidation or amalgamation, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15); provided that on the date of such acquisition, merger, consolidation or amalgamation after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, the Company would either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or (B) have a Fixed Charge Coverage Ratio of not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such acquisition, merger, consolidation or amalgamation;
(16)the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness owed on a short-term basis to banks and other financial institutions incurred in the ordinary course of business with such banks or financial institutions in connection with ordinary banking arrangements to manage cash balances of the Company or the Restricted Subsidiaries;

(17)the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) issued on the Issue Date and the related Notes Guarantees;
(18)Indebtedness representing deferred compensation to employees of the Company and its Subsidiaries incurred in the ordinary course of business;
(19)Indebtedness of the Company or any Restricted Subsidiary consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business;
(20)Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to Credit Facilities, so long as such letter of credit or bank guarantee has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;
(21)Indebtedness arising from customer deposits and advance payments received from customers for goods purchased in the ordinary course of business;
(22)Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of acquisition or purchase price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with any acquisition or disposition of any business, assets or a Subsidiary permitted by this Indenture, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
(23)Indebtedness (i) assumed in connection with Permitted Acquisitions or other permitted Investments, including seller notes; provided that such Indebtedness pursuant to this clause (23) does not exceed the greater of (x) $75.0 million and (y) 2.5% of Consolidated Total Assets in the aggregate at any time outstanding and (ii) incurred pursuant to factoring, receivables and securitization facilities in an amount not to exceed the greater of (x) $100.0 million and (y) 3.0% of Consolidated Total Assets in the aggregate at any time outstanding; and
(24)the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (24), not to exceed the greater of (x) $375.0 million and (y) 12.5% of Consolidated Total Assets.
The Company shall not incur, and shall not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company shall be permitted to divide and classify such item of Indebtedness, Disqualified Stock, or preferred stock on the date of its incurrence, or later divide and reclassify all or any portion of such item of Indebtedness, Disqualified Stock or preferred stock in any manner that complies with this Section 4.09. Notwithstanding the foregoing, Indebtedness under Credit Facilities that is outstanding on the date on which Notes are first issued and authenticated under this Indenture shall at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1)(x) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional

Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
For purposes of calculating any ratio-based basket, with respect to any revolving Indebtedness, delayed draw facility or other committed debt financing incurred under such ratio-based basket, the Company may elect (which election may be changed with respect to such Indebtedness upon written notice to the Trustee), at any time, to either (x) give pro forma effect to the incurrence of the entire committed amount of such Indebtedness as if fully drawn on such date, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with any ratio-based component of any provision of this Indenture unless the Company changes such election by written notice, or (y) give pro forma effect to the incurrence of the actual amount drawn under such revolving Indebtedness, delayed draw facility or other committed debt financing, in which case, the ability to incur the amounts committed to under such Indebtedness will be subject to such ratio-based basket (to the extent being incurred pursuant to such ratio) at the time of each such incurrence. To the extent clause (x) of the immediately preceding sentence is elected, such revolving Indebtedness, delayed draw facility or other committed debt financing shall be deemed to be incurred (and the fully committed amount of Indebtedness as outstanding) at all times thereafter for purposes of testing any ratio-based baskets, regardless of whether such Indebtedness is outstanding, except to the extent such commitments have been permanently terminated in full or in part or until the Company has written notice to the Trustee changing its election; provided that, for the avoidance of doubt, at any time the Company elects clause (x) of the immediately preceding sentence (including as a result of a change in election), whether such Indebtedness is permitted to be incurred under such ratio-based basket shall be tested as of the date of such election or change in election, as applicable.
The amount of any Indebtedness outstanding as of any date will be:

(1)the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)the principal amount of the Indebtedness, in the case of any other Indebtedness;

(3)in the case of the Guarantee by the specified Person of any indebtedness of any other Person, the maximum liability to which the specified Person may be subject upon the occurrence of the contingency giving rise to the obligation; and

(4)in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)the Fair Market Value of such assets at the date of determination; and

(b)the amount of the Indebtedness of the other Person so secured.

Section 4.10Asset Sales.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale (including, in each case, by operation of our as a result of an LLC Division) unless:

(1)the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2)at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:
(A)any liabilities, as shown on the Company’s most recent consolidated balance sheet or in the footnotes thereto (or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s most recent consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and for which the Company or such Restricted Subsidiary has been released in writing;
(B)any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of the receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;
(C)any stock or assets of the kind referred to in clauses (2) or (4) of the following paragraph of this Section 4.10; and
(D)any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by the Company), taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding (but, to the extent that any such Designated Non-cash Consideration is sold or otherwise liquidated for cash, minus the lesser of (i) the amount of the cash received (less the cost of the disposition, if any) and (ii) the initial amount of such Designated Non-cash Consideration) not to exceed the greater of (x) $125.0 million and (y) 4.0% of Consolidated Total Assets.
Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
(1)to prepay, repay or purchase (x) Indebtedness and other Obligations under the Credit Agreement or (y) any Indebtedness that is secured by the assets which are the subject of such Asset Sale; provided that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased;
(3)to acquire all or substantially all of the assets of, or a majority of the Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
(4)to make a capital expenditure in, or purchase, assets related to or otherwise useful in the business of the Company and its Restricted Subsidiaries;
(5)to acquire Replacement Assets; or

(6)to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Company or another Restricted Subsidiary;
provided that in the case of clause (2), (3) or (4) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with a good faith expectation that such Net Proceeds shall be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”); and provided, further, that if any Acceptable Commitment is later terminated or cancelled before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds (as defined below) if not otherwise applied as provided above within 450 days of the receipt of such Net Proceeds.
Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
Any Net Proceeds from Asset Sales that are not applied or invested as described above shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, within 30 days thereof, unless waived or modified with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.
Section 4.11Transactions with Affiliates.
(a)The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company with a Fair Market Value in excess of $30.0 million (each, an “Affiliate Transaction”), unless:
(1)such Affiliate Transaction is on terms that are not less favorable, taken as a whole, to the Company or the relevant Restricted Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Restricted Subsidiary with an unaffiliated Person; and
(2)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35.0 million, either
(A)the Company delivers to the Trustee a resolution adopted in good faith by a majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a); or
(B)the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal, investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged, stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.
(b)The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:
(1)any employment agreement, employee benefit plan, program or arrangement, indemnification agreement or arrangement for directors, officers, employees, agents and consultants, stock option, stock repurchase agreement, consulting agreement, severance agreement, insurance plan or any similar agreement, plan or arrangement, in each case entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practice and payments pursuant thereto;
(2)transactions solely between or among the Company and/or its Restricted Subsidiaries;
(3)transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)payment of reasonable directors’ fees;
(5)any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates, directors, officers or employees of the Company or its Restricted Subsidiaries or to holders of Equity Interests in the Company;
(6)the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option, stock ownership, severance or termination plans and similar employee benefit agreements, arrangements or plans approved by the Board of Directors of the Company and entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business or consistent with past practices and advances, reimbursements and payments pursuant thereto;
(7)Restricted Payments and Permitted Investments that do not violate Section 4.07 hereof;
(8)loans and advances paid (and cancellation of loans and advances) to officers, directors or employees of the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary;
(9)transactions pursuant to the Affiliate Agreements as all were in effect on the date of this Indenture or as the same may be amended, modified or replaced from time to time so long as any such amendment, modification or replacement is not materially less favorable to the Company or the Holders of the Notes than the applicable Affiliate Agreement as in effect on the date of this Indenture;
(10)transactions with Affiliates that are customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business and otherwise in compliance with the terms of this Indenture, and which are fair to the Company and its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Company or its Restricted Subsidiaries, as applicable, or are on terms that, taken as a whole, are not materially less favorable to the Company or such Restricted Subsidiary than could reasonably be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not an Affiliate;
(11)transactions permitted under Section 5.01 hereof;
(12)transactions between the Company or any of its Restricted Subsidiaries and any Person that is an Affiliate of the Company or any of its Restricted Subsidiaries solely because a director of such Person is also a director of the Company; provided, however, that such director abstains from voting as a director on any matter involving such other Person;
(13)transactions with any Person solely in its capacity as a holder of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries if such transaction provides for equal treatment of such Person and all other holders, in their capacity as holders, of the same series of such Indebtedness or of the same class of such Capital Stock; and
(14)any capital contribution made by the Company or a Restricted Subsidiary to a joint venture to the extent otherwise permitted under this Indenture.
Section 4.12Liens.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien. The foregoing shall not apply to:
(1)Liens to secure additional Indebtedness permitted to be incurred under Section 4.09; provided that, in the case of this clause (1), at the time of incurrence and after giving pro forma effect thereto, the Secured Leverage Ratio shall not exceed 3.25 to 1.00; and
(2)Permitted Liens.
    For purposes of determining compliance with this Section 4.12, in the event that a Lien of any kind on the property or assets of the Company or any of its Restricted Subsidiaries meets the criteria of more than one of the categories of Permitted Liens or is entitled to be incurred pursuant to clause (1) of this Section 4.12, the Company will be permitted to classify such Lien, or to later reclassify such Lien, in any manner that complies with this Section 4.12 and such Lien shall be treated as being incurred as so classified or reclassified, as the case may be. Notwithstanding the foregoing, Liens incurred pursuant to clause (1) of the definition of “Permitted Liens” will at all times be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of such definition.
Section 4.13Business Activities.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than the Permitted Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14Corporate Existence.
Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and
(2)the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.
Section 4.15Offer to Repurchase Upon Change of Control.
(a)Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall send a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
(1)that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered and not withdrawn shall be accepted for payment;
(2)the purchase price and the Change of Control Payment Date, which shall be no earlier than 10 days and no later than 60 days from the date such notice is sent;
(3)that any Note not tendered shall continue to accrue interest;
(4)that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;
(5)that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter or transfer by book-entry setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)that Holders whose Notes are being purchased only in part shall be issued or transferred by book-entry new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 thereof.
The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.
(b)On the Change of Control Payment Date, the Company shall, to the extent lawful:
(1)accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any notes so accepted for payment shall cease to accrue interest on and after the Change of Control Payment Date. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)[Reserved].
(d)Notwithstanding anything to the contrary in this Section 4.15, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for such Change of Control at the time of making of the Change of Control Offer. In such case, the notice described in Section 4.15(a) shall state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
(e)Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) notice of redemption has been or will be given pursuant to Section 3.07 hereof prior to the date the Company is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price, or (3) the requirements set forth in this Section 4.15 are waived or modified with the consent of the Holders of a majority in aggregate principal amount of Notes then outstanding.
Section 4.16Limitation on Sale and Leaseback Transactions.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company or any Guarantor may enter into a sale and leaseback transaction if:
(1)the Company or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of Section 4.12 hereof;
(2)the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(3)the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 4.10 hereof.
Section 4.17Payments for Consent.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.18Additional Note Guarantees.
The Company shall cause each Restricted Subsidiary that guarantees borrowings of the Company under any Credit Facility to become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel within 30 days of the date on which it became a guarantor of borrowings of the Company under any Credit Facility. The form of such supplemental indenture is attached as Exhibit E hereto.
Section 4.19Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:
(a)such designation would not cause a Default or Event of Default;
(b)the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as unrestricted shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company; provided, further, that such designation shall only be permitted if the Investment would be permitted at that time; and
(c)such designation otherwise meets the definition of an Unrestricted Subsidiary.
Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company shall be in Default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary by delivery to the Trustee of an Officer’s Certificate setting forth such designation; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if: (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
Any designation of a Subsidiary of the Company as a Restricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.

Section 4.20Covenant Suspension.
If, on any date, (i) the Notes have Investment Grade Ratings from any two Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) then, beginning on that day and continuing at all times thereafter until the Reversion Date (as defined below), the restrictions described in Sections 4.07, 4.08, 4.09, 4.10, 4.11 and 5.01(4) shall no longer be applicable to the Notes (collectively, the “Suspended Covenants”).
In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or more of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, in each case, such that the Notes have Investment Grade Ratings from less than two of the Rating Agencies, then the Company and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.”
On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the preceding Suspension Period shall be classified as having been incurred or issued pursuant to Section 4.09(b)(2) and all Liens incurred during the preceding Suspension Period will be classified as having been incurred pursuant to clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments in Section 4.07 shall be made as though the covenant described in Section 4.07 had been in effect prior to, but not during, the Suspension Period. No Default or Event of Default shall be deemed to have occurred on the Reversion Date as a result of any actions taken or omitted to be taken by the Company or the Restricted Subsidiaries during the Suspension Period. On and after each Reversion Date, no action taken or omitted to be taken in connection with honoring, complying with or otherwise performing or consummating any contractual commitments or obligations entered into during the Suspension Period shall give rise to a Default or Event of Default under this Indenture with respect to the Suspended Covenants.
For purposes of Section 4.08, on the Reversion Date, any consensual encumbrances or restrictions of the type specified in Section 4.08(a)(1), (2) or (3) entered into during the Suspension Period shall be deemed to have been in effect on the date of this Indenture, so that they are permitted under Section 4.08(b)(1).
For purposes of Section 4.10, on the Reversion Date, the unutilized Excess Proceeds amount shall be reset to zero.
For purposes of Section 4.11, any Affiliate Transaction entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Company entered into during the Suspension Period shall be deemed to have been in effect as of the date of this Indenture for purposes of Section 4.11(b)(8).
During a Suspension Period, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries.
The Company shall deliver an Officer’s Certificate to the Trustee notifying the Trustee of the commencement of any Suspension Period or the occurrence of any Reversion Date promptly after such commencement or occurrence, as the case may be, and the Trustee shall have no obligation to monitor or determine whether a Suspension Period or a Reversion Date has occurred or exists.

ARTICLE 5

SUCCESSORS
Section 5.1Merger, Consolidation or Sale of Assets.
The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions (including, in each case, by operation of or as a result of an LLC Division), to another Person, unless:
(1)either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made (the “Surviving Entity”) is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)the Surviving Entity expressly assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;
(3)immediately after such transaction, no Default or Event of Default shall have occurred and be continuing;
(4)the Company or the Surviving Entity shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact; and
(5)the Company or the Surviving Entity would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either (A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (B) have a Fixed Charge Coverage Ratio of not less than the Fixed Charge Coverage Ratio of the Company immediately prior to such merger, sale, assignment, transfer, lease, conveyance or other disposition.
In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
This Section 5.01 shall not apply to:
(1)a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or
(6)any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets (including, in each case, by operation of or as a result of an LLC Division) between or among the Company and its Restricted Subsidiaries.

Section 5.2Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE 6

DEFAULTS AND REMEDIES
Section 6.1Events of Default.
Each of the following is an “Event of Default”:
(1)default for 30 days in the payment when due of interest on the Notes;
(2)default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
(3)failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;
(4)failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.15 hereof;
(5)failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture; provided that in the case of a failure to comply with Section 4.03 hereof, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (5) has been given;
(6)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:
(A)is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(B)results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million (or its foreign currency equivalent) or more;

(7)failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (or its foreign currency equivalent), net of any amounts covered by independent third party insurance and as to which such insurer has not disputed coverage, which judgments are not paid, discharged or stayed for a period of 60 days;
(8)except as permitted by this Indenture, any Note Guarantee of any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, denies or disaffirms its obligations under its Note Guarantee;
(9)the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(A)commences proceedings to be adjudicated bankrupt or insolvent;
(B)consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;
(C)consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
(D)makes a general assignment for the benefit of its creditors; or
(E)generally is not paying its debts as they become due; and
(10)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A)is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Restricted Subsidiary that is a Significant Subsidiary or any such group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;
(B)appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company), would constitute a Significant Subsidiary; or
(C)orders the liquidation of the Company, any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company), would constitute a

Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.
Section 6.2Acceleration.
In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. If an Event of Default arises pursuant to clause (6) of Section 6.01 hereof, such Event of Default shall cease to exist if, at any time prior to the acceleration of the Notes, (x) the Company cures the underlying Payment Default or the holders of the applicable Indebtedness waive the underlying Payment Default or rescind the acceleration of such Indebtedness, in each case in accordance with the terms of the applicable Indebtedness and (y) the cure, waiver or rescission does not conflict with any judgment or decree of a court of competent jurisdiction.
Upon any such declaration, the Notes shall become due and payable immediately.
The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default (except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes) and its consequences under this Indenture, if:
(1)such rescission or waiver would not conflict with any judgment or decree of a court of competent jurisdiction;
(2)all existing Events of Default, except nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived;
(3)all interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, to the extent the payment of such interest is lawful; and
(4)the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses (including the fees and expenses of its counsel), disbursements and advances.
Section 6.3Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.4Waiver of Past Defaults.
Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.5Control by Majority.
Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines in its sole discretion may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.
Section 6.6Limitation on Suits.
A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(1)such Holder gives to the Trustee written notice that an Event of Default is continuing;
(2)Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3)such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security and/or indemnity; and
(5)Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request within such 60-day period.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such actions or forbearances are unduly prejudicial to such Holders).
Section 6.7Rights of Holders of Notes To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.8Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10Priorities.
If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE
Section 7.1Duties of Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)Except during the continuance of an Event of Default:
(1)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but need not verify the contents thereof. However, in the case of certificates or opinions specifically required hereunder to be furnished to it the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02, 6.04 or 6.05 hereof.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 and Section 7.02.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has provided to the Trustee security and/or indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.2Rights of Trustee.
(a)The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.
(d)The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(f)In no event shall the Trustee be responsible or liable for special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(g)The Trustee shall not be deemed to have knowledge of any Default or Event of Default, or knowledge of any cure of any Default or Event of Default, unless (1) a Responsible Officer of the Trustee has received written notice of such Default or Event of Default from the Company in accordance with Section 4.04 hereof or (2) other written notice of any event which is in fact any Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or any Holder, and such notice references the Notes and this Indenture.
(h)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed by the Trustee to act hereunder pursuant to the terms of this Indenture.
(i)The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered by the Company and not superseded.
(j)The permissive rights of the Trustee set forth herein shall not be construed as duties of the Trustee.
(k)The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder.
(l)The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law.
Section 7.3Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.

Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.4Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.5Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if a Responsible Officer of the Trustee has received written notice thereof, the Trustee shall send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as its Responsible Officer in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.6Reports by Trustee to Holders of the Notes.
Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall send to the Holders of the Notes a brief report dated as of such reporting date that would comply with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee shall also transmit by mail to Holders the reports specified in TIA § 313(b)(2). Reports required pursuant to this Section 7.06 shall be transmitted by mail as set out in TIA § 313(c).
A copy of each report at the time it is sent to the Holders of Notes shall be sent by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.
Section 7.7Compensation and Indemnity.
(a)The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as mutually agreed to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents, attorneys, accountants, experts and other professionals as the Trustee deems necessary, advisable or appropriate.
(b)The Company and the Guarantors, jointly and severally, shall indemnify the Trustee, and hold it harmless, against any and all losses, claims, damages, liabilities or expenses incurred by it arising out of or in connection with this Indenture and the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is determined by a court of competent jurisdiction in a final non-appealable order to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Company in writing promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c)The obligations of the Company and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(d)To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(e)When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.8Replacement of Trustee.
(a)A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)The Trustee may resign in writing at any time on thirty (30) days’ prior written notice and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee on thirty (30) days’ prior written notice by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(1)the Trustee fails to comply with Section 7.10 hereof;
(2)the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)a custodian or public officer takes charge of the Trustee or its property; or
(4)the Trustee becomes incapable of acting.
(c)If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
(d)If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee at the expense of the Company, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof.
Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.9Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.
The Trustee is subject to TIA § 310(b).
Section 7.11Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.1Option To Effect Legal Defeasance or Covenant Defeasance.
The Company may, at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate delivered to the Trustee, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article VIII.
Section 8.2Legal Defeasance and Discharge.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same in form and substance reasonably satisfactory to the Trustee), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1)the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof;
(3)the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s and the Guarantors’ obligations in connection therewith; and
(4)this Article VIII.
Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
Section 8.3Covenant Defeasance.
Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) hereof shall not constitute Events of Default.
Section 8.4Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1)the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;
(2)in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)no Default has occurred and is continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(5)such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(6)the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
(7)the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, reasonably satisfactory to the Trustee each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.5Deposited Money and Government Securities To Be Held in Trust; Other Miscellaneous Provisions.
(a)Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
(b)The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
(c)Notwithstanding anything in this Article VIII to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.6Repayment to Company.
Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable, subject to applicable abandoned property law, shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 8.7Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.1Without Consent of Holders of Notes.
Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of Notes:
(1)to cure any ambiguity, omission, mistake, defect or inconsistency;
(2)to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3)to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable in each case, in accordance with the terms of this Indenture;
(4)to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of collateral to secure the Notes and/or additional guarantees) or that, as certified in an Officer’s Certificate delivered to the Trustee, does not adversely affect the legal rights hereunder of any such Holder;
(5)to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision of this Indenture, the Note Guarantees or the Notes was intended to conform to the text of the “Description of Notes” section of the Offering Memorandum as evidenced by an Officer’s Certificate;
(6)to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;
(7)to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to release any Guarantor from its Notes Guarantee if such release is in accordance with the terms of this Indenture; or
(8)to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of this Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
Section 9.2With Consent of Holders of Notes.
Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) or the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 or under Section 9.01 becomes effective, the Company shall deliver to the Holders of Notes affected thereby a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)reduce the principal of or change the fixed maturity of any Note or change the date on which any Note may be subject to redemption or reduce the redemption price thereof as described in Section 3.07 (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof); provided that the notice period for redemption may be reduced to not less than three Business Days with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding if a notice of redemption has not prior thereto been sent to Holders;
(3)reduce the rate of or change the time for payment of interest on any Note;
(4)waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)make any Note payable in money other than that stated in the Notes;
(6)make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes;
(7)amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer with respect to any Asset Sale in accordance with Section 3.09 hereof after the obligation to make such Asset Sale Offer has arisen, or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 4.15 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto;
(8)release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
(9)make any change in the preceding amendment and waiver provisions.
Section 9.3Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.4Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.5Trustee to Sign Amendments, etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.03 hereof, an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and constitutes the legal, valid and binding obligation of the Company and Guarantors, enforceable against them in accordance with its terms.
ARTICLE 10

NOTE GUARANTEES
Section 10.1Guarantee.
(a)Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
(1)the principal of, premium, if any, and interest on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(2)in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 6.06, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d)Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 10.2Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.3Execution and Delivery of Note Guarantee.
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.18 hereof, the Company shall cause such Domestic Subsidiary to comply with the provisions of Section 4.18 hereof and this Article X, to the extent applicable.
Section 10.4Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets (including, in each case, by operation of or as a result of an LLC Division) to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:
(1)immediately after giving effect to such transaction, no Default exists; and
(2)either:
    (a)    subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition (including, in each case, by operation of or as a result of an LLC Division) or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee on the terms set forth herein or therein, pursuant to a supplemental indenture; or
    (b)    such sale or other disposition is permitted under this Indenture and the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

The foregoing requirements of this paragraph shall not apply to a reincorporation of a Guarantor if, in the good faith determination of the Board of Directors of the Guarantor, whose determination shall be evidenced by a board resolution delivered to the Trustee, the principal purpose of such transaction is to change the jurisdiction of organization of such Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.
Except as set forth in Articles IV and V hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
Section 10.5Releases.
The Note Guarantee of a Guarantor shall be unconditionally and automatically released:
(1)(a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, consolidation or LLC Division) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company if the sale or other disposition does not violate Section 3.09 hereof or Section 4.10 hereof;
(b)    in connection with any sale or other disposition of the Capital Stock of that Guarantor following which the applicable Guarantor is no longer a Restricted Subsidiary to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company if the sale or other disposition does not violate Section 3.09 hereof or Section 4.10 hereof;
(c)    in connection with the release of such Guarantor from all guarantee obligations of such Guarantor with respect to the Credit Agreement and any other Credit Facility that gave rise to the obligation to provide such Note Guarantee;
(d)    if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the terms of this Indenture (including Section 4.19 hereof); or
(e)    upon Legal Defeasance in accordance with Article VIII hereof or satisfaction and discharge of this Indenture in accordance with Article XI hereof; and
(2)upon such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with. Upon request, the Trustee shall execute an instrument evidencing the release of such Guarantor (in form and substance reasonably satisfactory to the Trustee).
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 shall remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

ARTICLE 11

SATISFACTION AND DISCHARGE
Section 11.1Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
(1)either:
(a)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
(b)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient (in the case that non-callable Government Securities have been deposited, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants), without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
(2)no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
(3)the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4)the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.2Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own

Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12

MISCELLANEOUS
Section 12.1Notices.
Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Company and/or any Guarantor:
Patrick Industries, Inc.
107 West Franklin Street
Elkhart, Indiana 46515
Electronic mail: petkovij@patrickind.com (with such electronic mail to be confirmed by telephone to (574) 220-7734)
Attention: Jake Petkovich
With a copy to:
McDermott Will & Emery LLP
444 West Lake Street, Suite 4000
Chicago, Illinois 60606
Electronic mail: hsteele@mwe.com; jhammond@mwe.com (with such electronic mail to be confirmed by telephone to (312) 984-3624)
Attention: Heidi Steele and John Hammond
If to the Trustee:
U.S. Bank Trust Company, National Association
190 S. LaSalle
Chicago, IL 60603
email: linda.garcia@usbank.com
Attention: Global Corporate Trust
The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the standing instructions from DTC or its designee, including by electronic mail in accordance with DTC operational arrangements or other applicable Depositary procedures.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.
Section 12.2Communication by Holders of Notes with Other Holders of Notes.
The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).
Section 12.3Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.4Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or a certificate of a public official.
Section 12.5Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar and the Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.6No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.7Governing Law.
THIS INDENTURE AND THE NOTES, INCLUDING ANY NOTE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER ARE AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.8No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.9Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05 hereof.
Section 12.10Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.11Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.
Section 12.12Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.13Waiver of Jury Trial.
EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE HOLDERS OF THE NOTES BY ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 12.14Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, and nuclear or natural catastrophes or acts of God, it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.15Electronic Delivery.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and/or misuse by third parties. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.
Section 12.16Submission to Jurisdiction.
The Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantees and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.
Section 12.17Foreign Account Tax Compliance Act (FATCA).
In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) the Company agrees (i) to provide to the Trustee sufficient information about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (iii) to hold harmless the Trustee for any losses it may suffer due to the actions it takes to comply with such Applicable Law. The terms of this section shall survive the termination of this Indenture.
Section 12.18U.S.A. Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.
[Signatures on following pages]

SIGNATURES
Dated as of October 22, 2024
PATRICK INDUSTRIES, INC.
By:        /s/ Andrew C. Roeder
    Name:    Andrew C. Roeder
    Title:    Executive Vice President – Finance, Chief
Financial Officer and Treasurer
ALL COUNTIES GLASS, INC.
ALL STATE GLASS, INC.
ARRAN ISLE, INC.
BATHROOM & CLOSET, LLC
BRISTOLPIPE, LLC
DEHCO, INC.
DOWCO, INC.
FRESNO SHOWER DOOR, INC.
FRONT RANGE STONE, INC.
G. G. SCHMITT & SONS, INC.
GEREMARIE CORPORATION
GREAT LAKES BOAT TOP LLC
HEYWOOD WILLIAMS USA, LLC
HIGHLAND LAKES ACQUISITION, LLC
HYPERFORM, INC.
INLAND PLYWOOD COMPANY
KLS DOORS, LLC
LARRY METHVIN INSTALLATIONS, INC.
LASALLE BRISTOL CORPORATION
LASALLE BRISTOL, LLC
LASALLE BRISTOL, LP
MARINE ACCESSORIES CORPORATION
MONSTER MARINE PRODUCTS, INC.
PATRICK TRANSPORTATION, LLC
SEI MANUFACTURING, INC.
SHOWER ENCLOSURES AMERICA, INC.
STRUCTURAL COMPOSITES, LLC
TACO METALS, LLC
TOPLINE COUNTERS LLC
TRANSPORT INDIANA, LLC
TRANSPORT SYNERGY, LLC
XTREME MARINE CORPORATION

each as a Guarantor
By:        /s/ Andrew C. Roeder
    Name:    Andrew C. Roeder
    Title:    Authorized Signatory

[Signature Page to Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:        /s/ Linda Garcia
    Name:    Linda Garcia
    Title:    Vice President
[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Regulation S Legend, if applicable pursuant to the provisions of the Indenture]
[Face of Note]
CUSIP No. [703343 AH6]1
[U70335 AC5]2

ISIN No. [US703343AH63]3
[USU70335AC57]4

6.375% Senior Notes due 2032
No. [●]    $[●]
PATRICK INDUSTRIES, INC., an Indiana corporation, promises to pay to CEDE & CO., or its registered assigns, the principal sum of [●] DOLLARS [, subject to adjustments listed on the Schedule of Exchanges of Interests in the Global Note attached hereto,] on November 1, 2032.
Interest Payment Dates: May 1 and November 1[, commencing May 1, 2025]5
Record Dates: April 15 and October 15
Dated: [         ], 20[  ]
Additional provisions of this Note are set forth on the other side of this Note.
[Signature Page Follows]

1     For Securities sold in reliance on Rule 144A.
2     For Securities sold in reliance on Regulation S.
3     For Securities sold in reliance on Rule 144A.
4     For Securities sold in reliance on Regulation S.
5     With respect to Notes issued on the Issue Date.

PATRICK INDUSTRIES, INC.
By:
    Name:
    Title:
ALL COUNTIES GLASS, INC.
ALL STATE GLASS, INC.
ARRAN ISLE, INC.
BATHROOM & CLOSET, LLC
BRISTOLPIPE, LLC
DEHCO, INC.
DOWCO, INC.
FRESNO SHOWER DOOR, INC.
FRONT RANGE STONE, INC.
G. G. SCHMITT & SONS, INC.
GEREMARIE CORPORATION
GREAT LAKES BOAT TOP LLC
HEYWOOD WILLIAMS USA, LLC
HIGHLAND LAKES ACQUISITION, LLC
HYPERFORM, INC.
INLAND PLYWOOD COMPANY
KLS DOORS, LLC
LARRY METHVIN INSTALLATIONS, INC.
LASALLE BRISTOL CORPORATION
LASALLE BRISTOL, LLC
LASALLE BRISTOL, LP
MARINE ACCESSORIES CORPORATION
MONSTER MARINE PRODUCTS, INC.
PATRICK TRANSPORTATION, LLC
SEI MANUFACTURING, INC.
SHOWER ENCLOSURES AMERICA, INC.
TACO METALS, LLC
TOPLINE COUNTERS LLC
TRANSPORT INDIANA, LLC
TRANSPORT SYNERGY, LLC
XTREME MARINE CORPORATION

each as a Guarantor
By:
    Name:
    Title:

STRUCTURAL COMPOSITES, LLC, as a Guarantor
By:
    Name:
    Title:

(Trustee’s Certificate of Authentication)
This is one of the Notes referred to
in the within-mentioned Indenture:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
        Authorized Signatory
Dated: [        ], 20[  ]

[Back of Note]
6.375% Senior Notes due 2032
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1)    Interest. Patrick Industries, Inc., an Indiana corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.375% per annum from October 22, 20246, until maturity. The Company shall pay interest, if any, semiannually in arrears on May 1 and November 1 of each year (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 20257. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed.
(2)    Method of Payment. The Company shall pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and premium, if any, on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. If any interest payment date, the maturity date, any redemption date or any earlier required repurchase date of a Note falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of the delay.
(3)    Paying Agent and Registrar. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4)    Indenture. The Company issued the Notes under an Indenture dated as of October 22, 2024 (the “Indenture”) among the Company, the Guarantors from time to time party thereto and the Trustee. The Notes are subject to all the terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
6     With respect to Notes issued on the Issue Date.
7     With respect to Notes issued on the Issue Date.

(5)     Optional Redemption.
(a)    Except as set forth in subparagraphs (b), (d) and (e) of this Paragraph 5, the Notes shall not be redeemable at the Company’s option prior to November 1, 2027. On or after November 1, 2027, the Company may redeem all or a part of the Notes upon not less than 10 nor more than 60 days’ notice to the Holders, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to, but excluding, the applicable redemption date (subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2027	103.188%
2028	101.594%
2029 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest shall cease to accrue on the Notes or portions thereof called for redemption on and after the applicable redemption date.
(b)    Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to November 1, 2027, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture upon not less than 10 nor more than 60 days’ prior notice to the Holders at a redemption price of 106.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company; provided that (1) at least 60% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption, and (2) the redemption occurs within 120 days of the date of the closing of such Equity Offering.
(c)    Any redemption or notice of any redemption with the proceeds of an Equity Offering pursuant to the prior paragraph may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of such Equity Offering and may be given prior to the completion thereof.
(d)    At any time prior to November 1, 2027, the Company may redeem all or a part of the Notes upon notice as described in Section 3.03 of the Indenture at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium for such Notes as of, and accrued and unpaid interest, if any, to, but excluding the redemption date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.
(e)    If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer or other tender offer and the Company, or any third party making a Change of Control Offer or other tender offer as described in the Indenture, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 30 days’ prior notice to the Holders, given not more than 15 days following such purchase pursuant to the Change of Control Offer or other tender offer described in the Indenture, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable purchase price plus, to the extent not included in the purchase price, accrued but unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(f)    Any redemption described above or notice thereof may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a corporate transaction or other event. If any redemption is so subject to the satisfaction of one or more conditions precedent, the notice thereof shall describe each such condition and, if applicable, shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), and/or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date as so delayed, and/or that such notice may be rescinded at any time by the Company if the Company determines in its sole discretion that any or all of such conditions will not be satisfied (or waived). For the avoidance of doubt, if any redemption date shall be delayed as contemplated by this paragraph and the terms of the applicable notice of redemption, such redemption date as so delayed may occur, subject to the applicable procedures of DTC, at any time after the original redemption date set forth in the applicable notice of redemption and after the satisfaction (or waiver) of any applicable conditions precedent, including, without limitation, on a date that is less than 10 days after the original redemption date or more than 60 days after the applicable notice of redemption. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.
(6)     Mandatory Redemption. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)     Repurchase at the Option of Holder.
Upon the occurrence of a Change of Control, the Company shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company shall send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
(a)    If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within thirty days of each date on which the aggregate amount of Excess Proceeds exceeds $100.0 million, within 30 days thereof, unless waived or modified with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, the Company shall commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem such Indebtedness with the proceeds of sales of assets (an “Asset Sale Offer”) in accordance with Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and shall be payable in cash, in accordance with the procedures set forth in the Indenture. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase shall receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
(8)    Notice of Redemption. Notices of redemption shall be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9)    Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(10)    Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
(11)    Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or any Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event or Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article V or Article X of the Indenture; to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to conform the text of the Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the Company’s Offering Memorandum dated October 7, 2024, relating to the initial offering of the Notes, to the extent that such provision of the Indenture, the Note Guarantees or the Notes was intended to conform to the text of the “Description of Notes” as evidenced by an Officer’s Certificate; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture; to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes; or to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements of the Indenture.
(12)     Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 4.15 of the Indenture; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; provided that in the case of a failure to comply with Section 4.03 hereof, such period of continuance of such default or breach shall be 90 days after written notice described in this clause (5) has been given; (vi) default under any mortgage, indenture or instrument under which there be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness at final maturity thereof, the principal amount of which exceeds $10.0 million in the aggregate, prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more (or its foreign currency equivalent); (vii) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (or its foreign currency equivalent), net of any amounts covered by independent third party insurance and as to which such insurer has not disputed coverage, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Note Guarantee of any Guarantor that is a Significant Subsidiary, or any group of Guarantors that, together, would constitute a Significant Subsidiary, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, together, would constitute a Significant Subsidiary, or any Person acting on behalf of any such Guarantor or Guarantors, denies or disaffirms its obligations under its Note Guarantee; (ix) [reserved]; and (x) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice of Default or Event of Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. If certain conditions are satisfied, the Holders of at least a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes. The Indenture requires the Company to deliver to the Trustee annually within 90 days after the end of each fiscal year a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Company will be required to deliver to the Trustee a statement specifying such Default or Event of Default.
(13)    Trustee Dealings with Company. The Trustee or its affiliates, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14)    No Recourse Against Others. A director, officer, employee, incorporator or stockholder of the Company or any Subsidiary of the Company, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
(15)    Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16)    Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)    CUSIP and ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. The Company has also caused ISINs to be printed on the Notes, and the Trustee may also use ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.
(18)    GOVERNING LAW. THE INDENTURE AND THIS NOTE, INCLUDING ANY NOTE GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER AND THEREUNDER ARE AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
(19)    Copies of Documents. The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Patrick Industries, Inc.
107 West Franklin Street
Elkhart, Indiana 46515
Attention: Secretary

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

    (Insert assignee’s legal name)

    (Insert assignee’s soc. sec. or tax I.D. no.)

    (Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: __________________
Your Signature:
    (Sign exactly as your name appears on the face of this Note)
Signature Guarantee8:

8     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10 ☐ Section 4.15
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$__________________
Date: _________________
Your Signature:
    (Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee9:

9     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE10
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

10     This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Patrick Industries, Inc.
107 West Franklin Street
Elkhart, Indiana 46515
U.S. Bank Trust Company, National Association
as Trustee and Registrar
190 S. LaSalle
Chicago, IL 60603
Re:    6.375% Senior Notes due 2032
Reference is hereby made to the Indenture, dated as of October 22, 2024 (the “Indenture”), among Patrick Industries, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
_______________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $______________ in such Note[s] or interests (the “Transfer”), to _______________ (the “Transferee”), as further specified in Annex A hereto. In connection with the
Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the

Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof; or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: _________________

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a) ☐ beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP ______), or
(ii) ☐ Regulation S Global Note (CUSIP ______), or
(iii) ☐ IAI Global Note (CUSIP ______); or
(b) ☐ a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a) ☐ a beneficial interest in the:
(i) ☐ 144A Global Note (CUSIP ______), or
(ii) ☐ Regulation S Global Note (CUSIP ______), or
(iii) ☐ IAI Global Note (CUSIP ______); or
(iv) ☐ Unrestricted Global Note (CUSIP ______); or
(b) ☐ a Restricted Definitive Note; or
(c) ☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Patrick Industries, Inc.
107 West Franklin Street
Elkhart, Indiana 46515
U.S. Bank Trust Company, National Association
as Trustee and Registrar
190 S. LaSalle
Chicago, IL 60603
Re:    6.375% Senior Notes due 2032
(CUSIP _______)
Reference is hereby made to the Indenture, dated as of October 22, 2024 (the “Indenture”), among Patrick Industries, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $[    ] in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions
C-1

applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.
[Insert Name of Transferor]
By:
    Name:
    Title:
Dated: _________________
C-2

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Patrick Industries, Inc.
107 West Franklin Street
Elkhart, Indiana 46515
U.S. Bank Trust Company, National Association
as Trustee and Registrar
190 S. LaSalle
Chicago, IL 60603
Re:    6.375% Senior Notes due 2032
Reference is hereby made to the Indenture, dated as of October 22, 2024 (the “Indenture”), among Patrick Industries, Inc., as issuer (the “Company”), the Guarantors from time to time party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $_____________ aggregate principal amount of:
(a) ☐ a beneficial interest in a Global Note, or
(b) ☐ a Definitive Note,
we confirm that:
1.    We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2.    We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3.    We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information
D-1

as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5.    We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
[Insert Name of Accredited Investor]
By:
    Name:
    Title:
Dated: _________________
D-2

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
Supplemental Indenture, dated as of _______________, 20__ (this “Supplemental Indenture”), among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Patrick Industries, Inc. (or its permitted successor), an Indiana corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of October 22, 2024 (the “Indenture”), providing for the issuance of 6.375% Senior Notes due 2032 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Guaranteeing Subsidiary hereby agrees, on a joint and several basis with all the existing Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.
3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.
5.    GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT
E-1

GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.    Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:    , 20
[GUARANTEEING SUBSIDIARY]
By:
    Name:
    Title:
PATRICK INDUSTRIES, INC.
By:
    Name:
    Title:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee
By:
    Name:
    Title:

E-2